EXHIBIT 10.25

         THIRD AMENDMENT TO THE DECEMBER 1, 1993 AGREEMENT
        REGARDING RETIREMENT BENEFITS OF ARTHUR A. TORRELLAS

     WHEREAS, Arthur A. Torrellas (Executive") has been employed by Beckman Instruments, Inc. ("Company") for approximately 20 years; and

     WHEREAS, the Executive and the Company entered into the Agreement Regarding Retirement Benefits of Arthur A. Torrellas as of December 1, 1993 and executed on December 20, 1993 ("the Agreement") and subsequently entered into a First Amendment to the Agreement as of May 30, 1995 and a Second Amendment to the Agreement as of December 16, 1996, respectively, so that the Executive will continue to remain employed by and provide unique worldwide field operations experience to the Company.

     WHEREAS, the Executive and the Company wish to amend the Agreement, the First Amendment, and Second Amendment so that the Executive will continue to remain employed by and provide unique worldwide field operations experience to the Company beyond July 31, 1997.

     NOW, THEREFORE, this Third Amendment to the Agreement between the Executive and the Company is hereby adopted as of July 18, 1997 and amends the Agreement as follows:

     1. All reference to October 31, 1995 in the Agreement is changed to December 31, 1997 except for paragraph 2 entitled
Voluntary Termination Before or After October 31, 1995 which is deleted and the following inserted.

               2. Voluntary Termination. The increase referred to in paragraph 1 does not apply if Executive, before July 31, 1997 or after December 31, 1997, voluntarily terminates employment (retires). The benefit payable under such circumstances would be the benefit normally payable from the Pension Plan and the Supplemental Plan. If the Executive voluntarily terminates employment (retires) after July 31, 1997, but on or before December 31, 1997, the Executive would receive the increase referred to in paragraph 1.

     2. All other terms and provisions of the Agreement shall remain the same.

     This Amendment to the Agreement is entered into as of July 18, 1997.

                              EXECUTIVE

                              By: ARTHUR A. TORRELLAS
                                  Arthur A. Torrellas

                              COMPANY

                              BECKMAN INSTRUMENTS, INC.

                              By: JOHN P. WAREHAM
                                  John P. Wareham
                              Its: President and Chief Operating Officer